EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-3 of Aptimus, Inc. for the registration of 442,363 shares of common stock and to the incorporation by reference therein of our report dated March 25, 2005, with respect to the financial statements of Aptimus, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Seattle, Washington
April 27, 2005